Exhibit 99.4(b)(i)

[ PRODUCT B ] SCHEDULE

CONTRACT NUMBER	ISSUE DATE
[ VA00000001 ]	[ June 1, 2012 ]

OWNER 1	BIRTH DATE OF OWNER 1
[ John Doe ]	[ May 15, 1947 ]

OWNER 2	BIRTH DATE OF OWNER 2
[ None ]	[ Not Applicable ]

ANNUITANT	BIRTH DATE OF ANNUITANT
[ John Doe ]	[ May 15, 1947 ]

BENEFICIARY	ANNUITY DATE
As contained in our records	[ May 15, 2042 ]

PROTECTED LIFETIME INCOME OPTION	DEATH BENEFIT
[ SecurePaySM R72 ]	[ Maximum Anniversary Value ]

AGENT	INSURANCE REGULATORY AUTHORITY
[ Allen Agent ]	[ Tennessee Department of Commerce and Insurance ]
[ Brisk Financial Services ]	[ 615-741-2241 ]
[ 456 High Street ]	[ Insurance.Info@TN.gov ]
[ Midville, Tennessee 37111 ]
[ 615-987-6543 ]

INITIAL PURCHASE PAYMENT	TAX-QUALIFIED STATUS
[ $100,000.00 ]	[ Non-Qualified ]

INTEREST RATES FOR THE GUARANTEED ACCOUNT

Annual Effective Interest Rates for the Guaranteed Account on the Issue Date:	FIXED ACCOUNT — [ 1.25% ] DCA ACCOUNT 1 — [ 3.00% ] DCA ACCOUNT 2 — [ 6.00% ]

Non-Forfeiture Interest Rate (NFIR) for the Guaranteed Account:	[ 1.00% ]

The Contract’s NFIR for the Guaranteed Account was established on the Issue Date and will not change.  It was determined by taking the 5-Year Constant Maturity Treasury Rate as of the January 31 prior to the May 1 — April 30 annual period during which the Contract was issued, subtracting 1.25%, and rounding the result to the nearest 0.05%.  The NFIR cannot be less than 1.00% and will not be more than 3.00%.  Interest rates declared by the Company for the Guaranteed Account will be at least equal to the Contract’s NFIR.

ICC12-VDA-P-2006SB-1	[ B 5/12 ]

A

[ PRODUCT B ] SCHEDULE, continued

CONTRACT LIMITATIONS, FEES, AND CHARGES

Maximum Issue Date:	We will not issue a Contract on or after the oldest Owner’s or Annuitant’s [ 86th ] birthday.

Maximum Annuity Date:	The oldest Owner’s or Annuitant’s [ 95th ] birthday.

Additional Purchase Payments:	Not permitted on or after the oldest Owner’s or Annuitant’s [ 86th ] birthday or within 3 years of the Annuity Date.

Minimum Additional Purchase Payment:	$100.00

Maximum Aggregate Purchase Payments:	$1,000,000.00

Mortality & Expense Risk Charge:	[ 1.20% ] per year
The Mortality & Expense Risk Charge was established on the Issue Date and will not change.

Administration Charge:	[ 0.10% ] per year
The Administration Charge was established on the Issue Date and will not change.

Transfer Fee for Transfers in Excess of Limit:	$25 for each transfer in excess of 12 per Contract Year.
The Transfer Fee was established on the Issue Date and will not change.

Contract Maintenance Fee:	[ $35 ]

The Contract Maintenance Fee was established on the Issue Date and will not change. It is deducted prior to the Annuity Date on each Contract Anniversary, and on any day that the Contract is surrendered other than a Contract Anniversary. The Contract Maintenance Fee will be deducted from the Investment Options in the same proportion as their values are to the Contract Value. The Contract Maintenance Fee will be waived by the Company in the event either the Contract Value, or the aggregate Purchase Payments reduced by aggregate withdrawals, equals or exceeds [ $100,000 ] on the date the Fee is to be deducted.

B

[ PRODUCT B ] SCHEDULE, continued

CONTRACT LIMITATIONS, FEES, AND CHARGES, continued

Surrender Charge:

The Surrender Charge Percentages Table was established on the Issue Date and will not change.  The Surrender Charge is assessed for both surrenders and withdrawals in excess of any free withdrawal amount, but does not apply to amounts paid as a death benefit, applied to an Annuity Option, or taken as a lump sum as of the Annuity Date.  It will be deducted from the amount withdrawn from the Contract Value to satisfy the surrender or withdrawal request.

In order to assess the Surrender Charge, we must first associate the entire amount withdrawn (in excess of any free withdrawal amount) with one or more Purchase Payments as follows:  We allocate the amount withdrawn (in excess of any free withdrawal amount) to Purchase Payments not previously assessed with a Surrender Charge using a “first-in, first-out” (FIFO) basis.  We then allocate any remaining amount withdrawn pro rata to these Purchase Payments.  If no amount withdrawn was allocated to Purchase Payments as described above, we will deem the entire amount withdrawn (in excess of any free withdrawal amount) to be allocated to the most recent Purchase Payment we accepted.

The Surrender Charge percentage applicable to each allocated amount withdrawn is then determined, as shown in the table below, based on how many complete years have elapsed between the date the allocated amount’s associated Purchase Payment was applied to the Contract and the withdrawal or surrender date.  Each allocated amount is multiplied by its applicable Surrender Charge percentage to determine its Surrender Charge.  The total Surrender Charge is the sum of the Surrender Charges determined for each allocated amount.

Surrender Charge Percentages Table

Number of Complete Years Elapsed Between the Date the Purchase Payment was Applied to the Contract and the Withdrawal or Surrender Date	Surrender Charge Percentage
0	7.0%
1	6.0%
2	6.0%
3	5.0%
4	4.0%
5	3.0%
6	2.0%
7+	0.0%

Free Withdrawal Amount:

The Free Withdrawal Amount was established on the Issue Date and will not change.  It is the Contract Value that may be withdrawn each Contract Year without incurring any Surrender Charge.  During the first Contract Year, the Free Withdrawal Amount is equal to [ 10% ] of the Initial Purchase Payment.  In subsequent Contract Years, it is equal to the greatest of the following:

1)              the earnings, if any, in the Contract as of the prior Contract Anniversary; or,

2)              [ 10% ] of cumulative Purchase Payments as of the prior Contract Anniversary; or,

3)              [ 10% ] of the Contract Value as of the prior Contract Anniversary.

For the purpose of determining the Free Withdrawal Amount, ‘earnings’ (in Item 1 above) equal the Contract Value on the prior Contract Anniversary minus Purchase Payments not previously assessed with a Surrender Charge.  Withdrawals in excess of the Free Withdrawal Amount in any Contract Year are subject to the Surrender Charge described above.

C

[ PRODUCT B ] SCHEDULE, continued

INVESTMENT OPTIONS AVAILABLE ON THE ISSUE DATE

Protective Life Guaranteed Account

Fixed Account

DCA Account 1

DCA Account 2

Sub-Accounts of the Protective Variable Annuity Separate Account

[ Fidelity

Contrafund®  Service Class 2

Index 500  Service Class 2

Investment Grade Bond  Service Class 2

Mid Cap  Service Class 2

Franklin Templeton

Franklin Flex Cap Growth  Class 2

Franklin Income  Class 2

Franklin Rising Dividends  Class 2

Franklin Small Cap Value  Class 2

Franklin Small-Mid Cap Growth  Class 2

Franklin U. S. Government  Class 2

Mutual Shares  Class 2

Templeton Developing Markets  Class 2

Templeton Foreign  Class 2

Templeton Global Bond  Class 2

Templeton Growth  Class 2

Goldman Sachs

Growth Opportunities  Service Class Shares

Mid Cap Value  Service Class Shares

Strategic Growth  Service Class Shares

Strategic International Equity  Service Class Shares

Invesco

Balanced Risk Allocation  Class II

Global Real Estate  Class II

Government Securities  Class II

International Growth  Class II

Small Cap Equity  Class II

Invesco Van Kampen

Comstock  Class II

Equity and Income  Class II

Growth and Income  Class II

Mid Cap Growth  Class II

Mid Cap Value  Class II

Legg Mason

ClearBridge Mid Cap Core  Class II

ClearBridge Small Cap Growth  Class II

Dynamic Multi-Strategy  Class II

Lord Abbett

Bond Debenture

Capital Structure

Classic Stock

Fundamental Equity

Growth Opportunities

Mid Cap Value

MFS Investment Management

Emerging Markets Equity  Service Class

Growth  Service Class

International Value  Service Class

Investors Growth Stock  Service Class

Investors Trust  Service Class

New Discovery  Service Class

Research  Service Class

Utilities  Service Class

Value  Service Class

Research Bond  Service Class

Total Return  Service Class

OppenheimerFunds

Capital Appreciation  Service Class

Global Securities  Service Class

Global Strategic Income  Service Class

Main Street®  Service Class

Money  Service Class

PIMCO

All Asset  Advisor

Long-Term U. S. Government  Advisor

Low Duration  Advisor

Real Return  Advisor

Short-Term  Advisor

Total Return  Advisor

Royce

Micro-Cap  Service Class

Small-Cap  Service Class ]

D